Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information was prepared using the acquisition method of accounting under GAAP, and gives effect to the transaction between Strive, Inc. and Semler Scientific, Inc. (the “Semler Merger”) to be accounted for as a business combination, with Strive, Inc. being deemed the acquiring company for accounting purposes.

Strive was determined to be the accounting acquirer based upon the terms of the Semler Merger Agreement, as defined below, and other factors including, assuming the Semler Merger is consummated: (i) Strive’s existing stockholders are expected to have the greatest voting interest in the combined entity following consummation of the Semler Merger; (ii) the largest individual stockholder of the combined entity is expected to be an existing stockholder of Strive; (iii) directors of Strive are expected to hold a majority of board seats of the combined company; and (iv) Strive’s senior management is expected to control the strategic direction of Strive following consummation of the Semler Merger.

The following unaudited pro forma combined consolidated financial statements are based on the pro forma combined consolidated financial statements of Strive and the historical financial statements of Semler Scientific, Inc., as adjusted to give effect to Strive’s acquisition of Semler Scientific, Inc. and certain related transactions. The pro forma combined consolidated financial statements of Strive, Inc. utilize the historical financial statements of Strive Enterprises, Inc. and Asset Entities Inc., giving effect to the reverse acquisition Strive Enterprises, Inc. completed of Asset Entities, Inc. on September 12, 2025, with Strive being considered the accounting acquirer in the transaction. The unaudited pro forma combined consolidated statement of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 give effect to these transactions as if they had occurred on January 1, 2024. The unaudited pro forma combined consolidated balance sheet as of June 30, 2025 gives effect to these transactions as if they had occurred on June 30, 2025.

Because Strive will be treated as the accounting acquirer, Strive’s assets and liabilities will be recorded at their pre-combination carrying amounts, and the historical operations that are reflected in the unaudited pro forma financial information will be those of Strive. Semler Scientific’s assets and liabilities will be measured and recognized at their fair values as of the transaction date, and combined with the assets, liabilities and results of operations of Strive after the consummation of the transaction.

The unaudited pro forma combined consolidated financial information is based on the assumptions and adjustments that are described in the accompanying notes. The application of the acquisition method of accounting is dependent upon a purchase price allocation analysis, which includes valuation analysis and other studies that have yet to be completed, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma combined consolidated financial information. Differences between these preliminary estimates and the final acquisition accounting, expected to be completed after the closing of the transaction, will occur and these differences could have a material impact on the accompanying unaudited pro forma combined consolidated financial information and the combined company’s future results of operations and financial position. In addition, differences between the preliminary and final amounts will likely occur as a result of changes in the fair value of Strive’s common stock and changes in Semler Scientific’s assets and liabilities.

The unaudited pro forma combined consolidated financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma combined consolidated financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Strive and Semler Scientific been a combined company during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in these pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information and actual results realized.

The assumptions and estimates underlying the unaudited adjustments to the pro forma combined consolidated financial statements are described in the accompanying notes, which should be read together with the pro forma combined consolidated financial statements.

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K, unless otherwise noted.

Introduction and Description of Transaction

Strive, Inc., a Nevada corporation (“Strive”), whose Class A common stock trades on The Nasdaq Stock Market LLC under the symbol “ASST”, is an asset management Bitcoin Treasury Company. Strive’s wholly owned subsidiary, Strive Enterprises, Inc., an Ohio corporation, completed the reverse acquisition of Asset Entities, Inc. (“Asset Entities”) on September 12, 2025, and continued as the surviving entity (the “Asset Entities Merger”). As part of this transaction, Strive shareholders held 94.2% of the Pro Forma Share Total of the Combined Company (as defined in the merger agreement for the Asset Entities Merger). The below pro forma combined consolidated financial statements give effect to this and related transactions, and are based on preliminary assumptions and estimates.

Strive earns substantially all of its income from generating market returns from its investments in bitcoin and bitcoin-related products as well as revenue from investment advisory and sub-advisory contracts related to its investment management services.

The historical financial information of Asset Entities was derived from the unaudited financial statements of Asset Entities as of and for the six months ended June 30, 2025, as well as the audited financial statements of Asset Entities as of and for the year ended December 31, 2024. The historical financial information of Strive Enterprises, Inc. was derived from the unaudited consolidated financial statements of Strive Enterprises, Inc. as of and for the six months ended June 30, 2025, as well as the audited consolidated financial statements of Strive Enterprises, Inc. as of and for the year ended December 31, 2024, included elsewhere in this filing. This information should be read together with Asset Entities’ and Strive’s audited and unaudited financial statements and the related notes.

Strive, Inc. and Semler Scientific, Inc., whose common stock trades on The Nasdaq Stock Market LLC under the symbol “SMLR”, entered into an Agreement and Plan of Merger dated September 22, 2025 (the “Semler Merger Agreement”). Pursuant to the Semler Merger Agreement, and subject to the satisfaction or waiver of customary closing conditions, a to be formed subsidiary of Strive (“Merger Sub”), will merge with and into Semler, with Semler surviving as a wholly owned subsidiary of Strive.

Pursuant to the Semler Merger Agreement, at the effective time of the Semler Merger (the “Effective Time”), each share of common stock of Semler issued and outstanding immediately before the Effective Time (other than treasury shares held by Semler) will be converted into the right to receive 21.05 shares of Strive Class A common stock.

Management has reviewed the applicable guidance under Standards Codification (“ASC”) Topic 805, “Business Combinations” (“Topic 805”) to determine the appropriate accounting acquirer and financial reporting implications. Based on this analysis, management has concluded that the Semler Merger will be accounted for as a business acquisition, where:

●	Strive will be the accounting acquirer in this business combination.

●	Strive’s historical financial statements will become the historical financial statements of the combined entity.

●	Semler’s identifiable assets and liabilities will be recognized at fair value as of the acquisition date.

Strive is deemed as the accounting acquirer for the following reasons:

●	Strive shareholders will retain the majority of the voting and economic value of the common shares of the combined company subsequent to the transaction.

●	The remaining voting interests held by former Semler shareholders do not constitute a coordinated minority.

●	Strive’s designated leadership will control the combined entity’s operations post business combination.

●	Strive, Inc.’s existing directors will control the majority of the post business combination board.

The following unaudited pro forma combined consolidated financial statements are based on the pro forma combined consolidated financial statements of Strive, Inc. and the historical financial statements of Semler Scientific, Inc., as adjusted to give effect to Strive’s acquisition of Semler Scientific, Inc. and certain related transactions. The pro forma combined consolidated financial statements of Strive, Inc. utilize the historical financial statements of Strive Enterprises, Inc. and Asset Entities Inc., giving effect to the reverse acquisition Strive Enterprises, Inc. completed of Asset Entities, Inc. on September 12, 2025, with Strive being considered the accounting acquirer in the transaction. The unaudited pro forma combined consolidated statement of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 give effect to these transactions as if they had occurred on January 1, 2024. The unaudited pro forma combined consolidated balance sheet as of June 30, 2025 gives effect to these transactions as if they had occurred on June 30, 2025.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
As of June 30, 2025

	Strive Enterprises, Inc. and Subsidiaries (Historical)	Asset Entities Inc. (Historical)	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Strive, Inc. and Subsidiaries (Pro Forma Combined)	Semler Scientific, Inc. (Historical)	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$12,615,491	$2,518,441	$—		$45,195,524	(3m)	$60,329,456	$13,482,000	$—		$—		$73,811,456
Restricted cash	—	—	—		—		—	134,000	—		—		134,000
Short-term deposits	—	—	—		—		—	270,000	—		—		270,000
Short-term investments	—	—	—		—		—	—	—		—		—
Accounts receivable	404,392	—	—		(404,392)	(3i)	—	—	—		—		—
Trade accounts receivable	—	—	—		—		—	2,831,000	(2,831,000)	(4a)	—		—
Inventory	—	—	—		—		—	558,000	(558,000)	(4a)	—		—
Prepaid expenses	715,458	225,742	—		(10,623)	(3i)	930,577	4,623,000	—		—		5,553,577
Other assets	950,000	—	—		(450,000)	(3g)	500,000	—	3,389,000	(4a)	—		3,889,000
Total current assets	14,685,341	2,744,183	—		44,330,509		61,760,033	21,898,000	—		—		83,658,033
Intangible digital assets	—	—	—		675,000,000	(3g)	675,000,000	496,865,000	—		—		1,171,865,000
Property and equipment, net	859,998	8,758	—		242	(3b)	868,998	368,000	—		—		1,236,998
Intangible assets, net	295,615	509,500	—		88,500	(3c)	893,615	—	—		—		893,615
Assets for lease, net	—	—	—		—		—	1,431,000	(1,431,000)	(4a)	—		—
Right-of-use lease asset	4,242,983	—	—		—		4,242,983	—	—		—		4,242,983
Loans receivable	2,256,416	—	—		(1,002,194)	(3i)	1,254,222	—	—		—		1,254,222
Long-term investments	—	—	—		—		—	512,000	—		—		512,000
Long-term notes receivable	—	—	—		—		—	1,500,000	—		—		1,500,00
Other non-current assets	—	—	—		—		—	23,000	1,431,000	(4a)	—		1,454,000
Deposits	92,489	—	—		(5,988)	(3i)	86,501	—	—		—		86,501
Goodwill	—	—	—		138,635,813	(3h)	138,635,813	—	—		1,058,127,300	(4e)	1,196,763,113
Total assets	$22,432,842	$3,262,441	$—		$857,046,882		$882,742,165	$522,597,000	$—		$1,058,127,300		$2,463,466,465

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Compensation and benefits payable	$1,013,276	$—	$—		$—		$1,013,276	$—	$—		$—		$1,013,276
Accounts payable and other liabilities	7,007,588	578,000	447	(3a)	4,919,070	(3l)	12,505,105	156,000	6,866,000	(4a)	10,435,000	(4d)	29,962,105
Accrued expenses	—	—	—		—		—	6,013,000	(6,013,000)	(4a)	—		—
Accrued contingent liability	—	—	—		—		—	29,750,000	—		—		29,750,000
Other short-term liabilities	—	—	—		—		—	215,000	(215,000)	(4a)	—		—
Contract liabilities	—	447	(447)	(3a)	—		—	—	—		—		—
Deferred revenue	—	—	—		—		—	638,000	(638,000)	(4a)	—		—
Total current liabilities	8,020,864	578,447	—		4,919,070		13,518,381	36,772,000	—		10,435,000		60,725,381
Long-term notes payable, net	—	—	—		—		—	96,255,000	—		—		96,255,000
Deferred tax liabilities	—	—	—		—		—	6,161,000	—		—		6,161,000
Non-current operating lease liabilities	3,693,195	—	—		—		3,693,195	—	—		—		3,693,195
Total liabilities	$11,714,059	$578,447	$—		$4,919,070		$17,211,576	$139,188,000	$—		$10,435,000		$166,834,576

Preferred stock	$72,488,497	$—	$—		$(72,488,497)	(3d)	$—	$—	$—		$—		$—
Common stock	—	—	—		—		—	14,000	—		(14,000)	(4c)	—
Class A common stock	20	100	—		572,351	(3d)	572,471	—	—		335,241	(4c)	907,712
Class B common stock	4	1,562	—		1,994	(3d)	3,560	—	—		—		3,560
Additional paid-in capital	—	19,012,713	—		925,581,187	(3d)	944,593,900	280,463,000	—		1,160,738,059	(4c)	2,385,794,959
Retained earnings (accumulated deficit)	(61,769,738)	(16,330,381)	—		(1,539,223)	(3d)	(79,639,342)	102,932,000	—		(113,367,000)	(4c)	(90,074,342)
Total stockholders’ equity	$10,718,783	$2,683,994	$—		$852,127,812		$865,530,589	$383,409,000	$—		$1,047,692,300		$2,296,631,889

Total liabilities and stockholder’s equity	$22,432,842	$3,262,441	$—		$857,046,882		$882,742,165	$522,597,000	$—		$1,058,127,300		$2,463,466,465

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2025

	Strive Enterprises, Inc. and Subsidiaries (Historical)	Asset Entities Inc. (Historical)	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Strive, Inc. and Subsidiaries (Pro Forma Combined)	Semler Scientific, Inc. (Historical)	Reclassification Adjustments	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
Investment advisory fees	$2,903,506	$—	$—		$(760,514)	(3i)	$2,142,992	$—	$—		$—		$2,142,992
Revenues	—	344,008	—		—		344,008	17,052,000	—		—		17,396,008
Other income	29,865	—	—		—		29,865	—	—		—		29,865
Total revenue	2,933,371	344,008	—		(760,514)		2,516,865	17,052,000	—		—		19,568,865

OPERATING EXPENSES
Fund management and administration	2,998,872	—	—		(169,465)	(3i)	2,829,407	—	—		—		2,829,407
Cost of revenues	—	—	—		—		—	1,677,000	—		—		1,677,000
Engineering and product development	—	—	—		—		—	2,552,000	—		—		2,552,000
Employee compensation and benefits	4,069,844	—	2,532,794	(3a)	1,544,967	(3j)	8,147,605	—	—		—		8,147,605
Contract labor	—	278,216	(278,216)	(3a)	—		—	—	—		—		—
Management compensation	—	2,532,794	(2,532,794)	(3a)	—		—	—	—		—		—
General and administrative expense	3,358,817	1,882,404	278,216	(3a)	(328,670)	(3i)	5,190,767	10,034,000	—		—		15,224,767
Marketing and advertising	163,745	—	—		(3,809)	(3i)	159,936	—	6,195,000	(4a)	—		6,354,936
Sales and marketing	—	—	—		—		—	6,195,000	(6,195,000)	(4a)	—		—
Depreciation and amortization	105,876	—	—		58,877	(3k)	164,753	—	—		—		164,753
Litigation contingency	—	—	—		—		—	29,750,000	—		—		29,750,000
Operating expenses	10,697,154	4,693,414	—		1,101,900		16,492,468	50,208,000	—		—		66,700,468

INCOME (LOSS) FROM OPERATIONS	(7,763,783)	(4,349,406)	—		(1,862,414)		(13,975,603)	(33,156,000)	—		—		(47,131,603)
OTHER INCOME/ (EXPENSES)
Interest and dividend income (expense), net	576,568	62,883	(2,306)	(3a)	(40,850)	(3i)	596,295	—	(1,948,000)	(4a)	—		(1,351,705)
Interest (expense) income, net	—	(2,306)	2,306	(3a)	—		—	(1,948,000)	1,948,000	(4a)	—		—
Change in fair value of intangible digital assets	—	—	—		—		—	41,932,000	—		—		41,932,000
Transaction costs	(5,436,522)	—	—		(800,836)	(3e)	(6,237,358)	—	—		—		(6,237,358)
Impairment of investments	—	—	—		—		—	(1,135,000)	—		—		(1,135,000)
Other income/(expenses), net	(4,859,954)	60,577	—		(841,686)		(5,641,063)	38,849,000	—		—		(33,207,937)

INCOME (LOSS) BEFORE INCOME TAXES	(12,623,737)	(4,288,829)	—		(2,704,100)		(19,616,666)	5,693,000	—		—		(13,923,666)
Income tax provision (benefit)	—	—	—		—		—	3,463,000	—		—		3,463,000
NET INCOME (LOSS)	$(12,623,737)	$(4,288,829)	$—		$(2,704,100)		$(19,616,666)	$2,230,000	$—		$—		$(17,386,666)
Dividends on Asset Entities Inc. Series A Preferred Stock	(12,623,737)	35,195	—		—		35,195	—	—		—		35,195
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(12,623,737)	$(4,324,024)	$—		$(2,704,100)		$(19,651,861)	$2,230,000	$—		$—		$(17,421,861)

Weighted average number of Semler Scientific, Inc. and Strive, Inc. Class A and Class B common shares outstanding:

Basic	2,288,538	14,380,325				(3n)	845,111,752	10,661,851				(4f)	1,180,352,752
Diluted	2,288,538	14,380,325				(3n)	845,111,752	12,260,223				(4f)	1,180,352,752

Net(income) loss per share attributable to Semler Scientific, Inc. and Strive, Inc. Class A and Class B shareholders:

Basic	$(5.52)	$(0.30)			(3n)		$(0.02)	$0.21				(4f)	$(0.01)
Diluted	$(5.52)	$(0.30)			(3n)		$(0.02)	$0.25				(4f)	$(0.01)

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2024

	Strive Enterprises, Inc. and Subsidiaries (Historical)	Asset Entities Inc. (Historical)	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Strive, Inc. and Subsidiaries (Pro Forma Combined)	Semler Scientific, Inc. (Historical)	Reclassification Adjustments	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
Investment advisory fees	$3,591,727	$—	$—		$—		$3,591,727	$—	$—		$—		$3,591,727
Revenues	—	633,489	—		—		633,489	56,294,000	—		—		56,927,489
Other income	58,379	—	—		—		58,379	13,000	—		—		71,379
Total revenue	3,650,106	633,489	—		—		4,283,595	56,307,000	—		—		60,590,595

OPERATING EXPENSES
Fund management and administration	4,866,902	—	—		—		4,866,902	—	—		—		4,866,902
Cost of revenues	—	—	—		—		—	4,759,000	—		—		4,759,000
Engineering and product development	—	—	—		—		—	4,792,000	—		—		4,792,000
Employee compensation and benefits	9,135,102	—	3,503,059	(3a)	5,445,003	(3j)	18,083,164	—	—		—		18,083,164
Contract labor	—	512,911	(512,911)	(3a)	—		—	—	—		—		—
Management compensation	—	3,503,059	(3,503,059)	(3a)	—		—	—	—		—		—
General and administrative expense	11,248,243	3,021,547	512,911	(3a)	(1,702,394)	(3i)	13,080,307	12,732,000	—		—		25,812,307
Marketing and advertising	861,618	—	—		—		831,618	—	13,078,000	(4a)	—		13,939,618
Sales and marketing	—	—	—		—		—	13,078,000	(13,078,000)	(4a)	—		—
Depreciation and amortization	192,211	—	—		117,755	(3k)	309,966	—	—		—		309,966
Operating expenses	26,304,076	7,037,517	—		3,860,364		37,201,957	35,361,000	—		—		72,562,957

INCOME (LOSS) FROM OPERATIONS	(22,653,970)	(6,404,028)	—		(3,860,364)		(32,918,362)	20,946,000	—		—		(11,972,362)
OTHER INCOME/ (EXPENSES)
Interest and dividend income (expense), net	794,839	10,096	—		(3,033)	(3i)	801,902	—	1,877,000	(4a)	—		2,678,902
Interest (expense) income, net	—	—	—		—		—	1,877,000	(1,877,000)	(4a)	—		—
Change in fair value of notes held for investment	—	—	—		—		—	128,000	—		—		128,000
Change in fair value of intangible digital assets	—	—	—		—		—	24,933,000	—		—		24,933,000
Transaction costs	—	—	—		(11,478,739)	(3e)	(11,478,739)	—	—		(10,435,000)	(4d)	(21,913,739)
Gain on lease remeasurement	279,265	—	—		—		279,265	—	—		—		279,265
Other income/(expenses), net	1,074,104	10,096	—		(11,481,772)		(10,397,572)	26,938,000	—		(10,435,000)		6,105,428

INCOME (LOSS) BEFORE INCOME TAXES	(21,579,866)	(6,393,932)	—		(15,342,136)		(43,315,934)	47,884,000	—		(10,435,000)		(5,866,934)
Income tax provision (benefit)	—	—	—		—		—	6,985,000	—		—		6,985,000
NET INCOME (LOSS)	$(21,579,866)	$(6,393,932)	$—		$(15,342,136)		$(43,315,934)	$40,899,000	$—		$(10,435,000)		$(12,851,934)
Dividends on Asset Entities Inc. Series A Preferred Stock	—	54,110	—		—		54,110	—	—		—		54,110
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(21,579,866)	$(6,448,042)	$—		$(15,342,136)		$(43,370,044)	$40,899,000	$—		$(10,435,000)		$(12,906,044)

Weighted average number of Semler Scientific, Inc. and Strive, Inc. Class A and Class B common shares outstanding:

Basic	2,213,424	3,788,525			(3n)		845,111,752	7,228,961				(4f)	1,180,352,752
Diluted	2,213,424	3,788,525			(3n)		845,111,752	7,980,118				(4f)	1,180,352,752

Net (income) loss per share attributable to Semler Scientific, Inc. and Strive, Inc. Class A and Class B shareholders:

Basic	$(9.75)	$(1.70)			(3n)		$(0.05)	$5.66				(4f)	$(0.01)
Diluted	$(9.75)	$(1.70)			(3n)		$(0.05)	$5.13				(4f)	$(0.01)

Note 1 — Basis of Presentation

The unaudited pro forma combined consolidated financial information has been prepared in accordance with Rule 8-05 and Article 11 of SEC Regulation S-X. The unaudited pro forma combined consolidated financial statements as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024 gives effect to both the merger of Strive Enterprises, Inc. and a subsidiary of Asset Entities Inc., closed on September 12, 2025 and the proposed acquisition by Strive, Inc. of Semler Scientific, Inc. The unaudited pro forma combined consolidated statements of operations gives effect to these transactions and other events as if it had been consummated on January 1, 2024 and combines the pro forma combined consolidated financial statements of Strive, Inc., which is based on the historical statements of operations of Strive Enterprises, Inc. and Asset Entities Inc. and the associated transaction adjustments, and the historical statements of income of Semler Scientific, Inc., all as of such date.

Based on Strive’s preliminary review of Strive’s, Asset Entities’, and Semler’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Asset Entities’ and Semler to conform its accounting policies to those of Strive are not expected to be material. Upon completion of the transactions, further review of accounting policies may result in additional revisions to historical accounting policies and classifications to conform to those of Strive.

The unaudited pro forma combined consolidated financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revisions as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma combined consolidated financial information. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result of, among other reasons, (i) changes in initial assumptions in determination of the accounting acquirer and related accounting, (ii) changes in Semler’s assets and liabilities, which are expected to be completed after the closing, and these differences could have a material impact on the accompanying unaudited pro forma combined consolidated financial information and the combined entity’s future results of operations and financial position.

The unaudited pro forma combined consolidated financial information has been presented for illustrative purpose only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Semler Merger and Asset Entities Merger occurred on the dates indicated. Further, the unaudited pro forma combined consolidated financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent Strive management’s estimates based on information available as of the date of the unaudited pro forma combined consolidated financial information and is subject to change as additional information becomes available and analyses are performed.

The historical consolidated financial statements of Strive, Asset Entities, and Semler were prepared in accordance with accounting policies generally accepted in the United States of America and shown in U.S. dollars.

For the purposes of these pro forma financial statements, the preliminary purchase price consideration is as follows:

Number of estimated Class A common stock of Strive to be issued to Semler stockholders	335,241,000
Multiplied by Strive’s Class A common stock price per share	$4.30
Estimated purchase price consideration	$1,441,536,300

Note 2 — Preliminary purchase price allocation

For accounting purposes, Strive is considered to be the acquiring company and the Semler Merger is expected to be accounted for as a business combination. The Semler Merger is accounted for using the acquisition method of accounting in accordance with ASC Topic 805. Strive is the accounting acquirer as Strive will have assumed control over Semler as of the closing date. Topic 805 requires, among other things, that the assets acquired, and liabilities assumed be recognized at their acquisition date fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

The allocation of the preliminary purchase price for Semler is based upon management’s estimates of and assumptions related to the fair value of the consideration transferred, assets acquired, and liabilities assumed as of the filing of the Current Report on Form 8-K using currently available information. The unaudited pro forma combined consolidated financial information has been prepared based on these preliminary estimates, such that the final purchase price allocation and the resulting effect on the Company’s financial position and earnings results may differ significantly from the pro forma amounts included herein.

Note 3 — Transaction Accounting Adjustments related to merger of Strive Enterprises, Inc. and Asset Entities Inc.

a.	During the preparation of the unaudited pro forma combined consolidated financial information, management performed a preliminary analysis of Asset Entities’ financial information to identify differences in financial statement presentation compared to the presentation of Strive Enterprises, Inc.. Certain reclassifications have been made to the historical consolidated presentation of Asset Entities to conform to the financial statement presentation of the Company.

The table below summarizes the reclassification adjustments made to present the unaudited historical financial statements of Asset Entities as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024 in conformity with the unaudited historical consolidated financial statements of Strive as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024.

Historical Asset Entities Inc. Balance Sheet Line Item	Strive Line Item	Historical Asset Entities	Reclassifications	Historical Asset Entities Reclassified
Accounts payable and credit card liability	Accounts payable and other liabilities	578,000	447	578,447
Contract liabilities	Accounts payable and other liabilities	447	(447)	—

Historical Asset Entities Inc. Statement of Operations Line Item	Strive Line Item	Historical Asset Entities	Reclassifications	Historical Asset Entities Reclassified
For the six months ended June 30, 2025:
Contract labor	General and administrative expense	278,216	(278,216)	—
General and administrative	General and administrative expense	1,882,404	278,216	2,160,620
Management compensation	Employee compensation and benefits	2,532,794	(2,532,794)	—
Employee compensation and benefits	Employee compensation and benefits	—	2,532,794	2,532,794
Interest expense	Interest and dividend income	(2,306)	2,306	—
Interest and dividend income	Interest and dividend income	—	(2,306)	(2,306)

Historical Asset Entities Inc. Statement of Operations Line Item	Strive Line Item	Historical Asset Entities	Reclassifications	Historical Asset Entities Reclassified
For the year ended December 31, 2024:
Contract labor	General and administrative expense	512,911	(512,911)	—
General and administrative	General and administrative expense	3,021,547	512,911	3,534,458
Management compensation	Employee compensation and benefits	3,503,059	(3,503,059)	—
Employee compensation and benefits	Employee compensation and benefits	—	3,503,059	3,503,059

b.	Reflects the adjustment to property, plant and equipment, net (“PP&E”) of $242 to reflect the estimated fair value of the acquired PP&E of $9,000.

The following table summarizes the estimated fair values for the identified PP&E assets and the remaining estimated useful life, where applicable:

	Fair Value	Remaining Estimated Useful Life (in years)
Buildings and building improvements	$9,000	5
Total fair value	9,000
Less: Asset Entities’ historical PP&E, net of accumulated depreciation	(8,758)
Pro forma adjustment to property, plant and equipment, net	$242

The pro forma impact to depreciation expense on the unaudited pro forma combined consolidated statements of operations is a $456 and $912 decrease to depreciation expense for the six months ended June 30, 2025 and the year ended December 31, 2024, respectively.

c.	Reflects the adjustment to intangible assets, net resulting in a $88,500 increase to reflect the estimated fair value of the acquired intangible assets of $598,000.

The following table summarizes the estimated fair values for each intangible asset and the estimated useful life:

	Fair Value	Estimated Useful Life (in years)
Trade names and Discord domain names	$20,000	10
Purchased technology	8,000	3
Customer relationships	570,000	5
Total fair value	598,000
Less: Asset Entities’ historical intangible assets, net of accumulated amortization	(509,500)
Pro forma adjustment to intangible assets, net	$88,500

The pro forma impact to amortization expense on the unaudited pro forma combined consolidated statements of operations is a $59,333 and $118,667 increase to amortization expense for the six months ended June 30, 2025 and the year ended December 31, 2024, respectively.

d.	The total pro forma adjustment to total Strive Enterprises, Inc. and Subsidiaries stockholders’ equity is summarized below:

Elimination of historical equity balance of Asset Entities	$(2,683,994)
Estimated purchase price consideration	141,408,549
Non-recurring acquisition-related expenses (refer to note (3e) below)	(5,453,589)
Adjustment to equity from issuance of proceeds from PIPE (refer to note (3g) below)	723,087,746
Adjustment reflects the elimination of assets and liabilities attributable to SWM and related separation expenses (refer to note (3i) below)	(4,230,900)
Pro forma adjustment to total Strive Enterprises, Inc. and Subsidiaries stockholder’s equity	$852,127,812

e.	The total pro forma adjustment to Transaction costs relates to the accrual for non-recurring costs incurred related to the Asset Entities Merger, but not reflected in the historical financial statements for either the six months ended June 30, 2025 or the year ended December 31, 2024, which are summarized below. An additional $800,836 was is included as transaction costs during the six months ended June 30, 2025 related to additional amounts forgiven related to a loan receivable from an SWM employee.

Non-recurring acquisition-related expenses	5,453,589
Separation expenses related to SWM disposition (refer to note (3i) below)	6,025,150
Pro forma adjustment to Transaction costs for the year ended December 31, 2024	$11,478,739

f.	In connection with the Asset Entities Merger qualifying as the occurrence of a liquidity event, the performance condition for certain grant-date Restricted Stock Units (“RSUs”) of Strive Enterprises, Inc. is deemed satisfied as of the closing date. Accordingly, the portion of such RSUs in which the related time-based vesting has occurred will vest as of the closing date of the Asset Entities Merger. The pro forma combined consolidated statements of financial condition and statements of operations reflect a transaction accounting adjustment of $2,614,203 and $6,078,447 for the six months ended June 30, 2025 and the year ended December 31, 2024, respectively, to accrue and expense the unrecognized share-based compensation cost related to these RSUs. Refer to note (3j) for more information.

g.	Reflects net proceeds of $723,587,746 from issuing and selling 346,043,350 Class A Common Stock at $1.35 per share and 209,771,462 pre-funded warrants at $1.3499 each in a private placement pursuant to the Subscription Agreements. Approximately $675,000,000 of these proceeds were deployed into bitcoin purchases.

h.	Represents the preliminary estimate of goodwill based on the preliminary purchase price allocation.

i.	During 2025, in line with the proposed Asset Entities Merger, management began internal discussions on various strategies for separating from SWM. The Company determined that the planned exit from SWM did not represent a strategic shift with a major effect on its consolidated results of operations. As a result, SWM was not classified as discontinued operations as of or for the six months ended June 30, 2025 or the year ended December 31, 2024. To effectuate the transaction, the Company accelerated existing employee restricted stock units, made transition payments for the SWM business, and originated a short term note to an SWM employee, which is included within Transaction costs (refer to note (3e) above).

The following activities related to the statement of financial condition and statement of operations are directly attributable to SWM:

Consolidated Statement of Financial Condition as of June 30, 2025
Accounts receivable	$(404,392)
Prepaid expenses	(10,623)
Existing loan receivable	(2,256,416)
New loan receivable	1,254,222
Deposits	(5,988)
Accounts payable and other liabilities	(84,519)
Additional paid-in capital	(5,695,521)
Accumulated deficit	3,102,621

Consolidated Statement of Operations for the six months ended June 30, 2025
Investment advisory fees	$(760,514)
Fund management and administration	(169,465)
Employee compensation and benefits	(1,069,236)
General and administrative expense	(328,670)
Marketing and advertising	(3,809)
Interest and dividend income	(40,850)

Consolidated Statement of Operations for the year ended December 31, 2024
Employee compensation and benefits	$(633,444)
General and administrative expense	(1,702,394)
Interest and dividend income	(3,033)

j.	The total pro forma adjustment to Employee compensation and benefits expense for the six months ended June 30, 2025 and the year ended December 31, 2024 is summarized below:

For the six months June 30, 2025:
Stock compensation expense recognized as a result of the Asset Entities Merger (refer to note (3f))	2,614,203
Adjustment reflects the elimination of employee compensation and benefits expenses directly attributable to SWM (refer to note (i) above)	(1,069,236)
Pro forma adjustment to Employee compensation and benefits expense for the six months ended June 30, 2025	$1,544,967
For the year ended December 31, 2024:
Stock compensation expense recognized as a result of the Asset Entities Merger (refer to note (3f))	6,078,447
Adjustment reflects the elimination of employee compensation and benefits expenses directly attributable to SWM (refer to note (i) above)	(633,444)
Pro forma adjustment to Employee compensation and benefits expense for the year ended December 31, 2024	$5,445,003

k.	The total pro forma adjustment to Depreciation and amortization for the six months ended June 30, 2025 and December 31, 2024 is summarized below:

For the six months June 30, 2025:
Depreciation expense recognized related to the fair value of PP&E (refer to note (3b))	$(456)
Amortization expense recognized related to the fair value of intangible assets (refer to note (3c))	59,333
Pro forma adjustment to Depreciation and amortization for the six months ended June 30, 2025	$58,877
For the year ended December 31, 2024:
Depreciation expense recognized related to the fair value of PP&E (refer to note (3b))	$(912)
Amortization expense recognized related to the fair value of intangible assets (refer to note (3c))	118,667
Pro forma adjustment to Depreciation and amortization for the year ended December 31, 2024	$117,755

l.	The total pro forma adjustment to Accounts payable and other liabilities is summarized below:

Non-recurring acquisition-related expenses (refer to note (e) above)	5,453,589
PIPE financing-related fees	(450,000)
Accounts payable and other liabilities directly attributable to SWM (refer to note (j) above)	(84,519)
Pro forma adjustment to Accounts payable and other liabilities	$4,919,070

m.	The total pro forma adjustment to Cash and cash equivalents is summarized below:

Proceeds from PIPE financing (refer to note (3g) above)	48,087,746
Separation expenses related to SWM disposition (refer to note (3i) below)	(2,892,222)
Pro forma adjustment to Accounts payable and other liabilities	$45,195,524

n.	For purposes of the unaudited pro forma combined consolidated financial information, the pro forma earnings (loss) per common share figures have been calculated using the pro forma weighted average number of Class A common stock and Class B common stock which would have been outstanding for the six months ended June 30, 2025 and the year ended December 31, 2024 assuming the completion of the Asset Entities Merger on January 1, 2024.

Note 4 — Transaction Accounting Adjustments related to merger of Strive, Inc. and Semler Scientific, Inc.

a.	During the preparation of the unaudited pro forma combined consolidated financial information, management performed a preliminary analysis of Semler’s financial information to identify differences in financial statement presentation compared to the presentation of Strive. Certain reclassifications have been made to the historical consolidated presentation of Semler to conform to the financial statement presentation of the Company.

The table below summarizes the reclassification adjustments made to present the unaudited historical financial statements of Semler as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024 in conformity with the unaudited historical consolidated financial statements of Strive as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024.

Historical Semler Scientific, Inc. Balance Sheet Line Item	Strive, Inc. Line Item	Historical Semler Scientific, Inc.	Reclassifications	Historical Semler Scientific, Inc. Reclassified
Trade accounts receivable	Other assets	2,831,000	(2,831,000)	—
Inventory	Other assets	558,000	(558,000)	—
Other assets	Other assets	—	3,389,000	3,389,000
Assets for lease, net	Other non-current assets	1,431,000	(1,431,000)	—
Other non-current assets	Other non-current assets	23,000	1,431,000	1,454,000
Accrued expenses	Accounts payable and other liabilities	6,013,000	(6,013,000)	—
Other short-term liabilities	Accounts payable and other liabilities	215,000	(215,000)	—
Deferred revenue	Accounts payable and other liabilities	638,000	(638,000)	—
Accounts payable and other liabilities	Accounts payable and other liabilities	156,000	6,866,000	7,022,000

Historical Semler Scientific, Inc. Statement of Operations Line Item	Strive, Inc. Line Item	Historical Semler Scientific, Inc.	Reclassifications	Historical Semler Scientific, Inc. Reclassified
For the six months ended June 30, 2025:
Sales and marketing	Marketing and advertising	6,195,000	(6,195,000)	—
Marketing and advertising	Marketing and advertising	—	6,195,000	6,195,000
Interest (expense) income, net	Interest and dividend income (expense), net	(1,948,000)	1,948,000	—
Interest and dividend income (expense), net	Interest and dividend income (expense), net	—	(1,948,000)	(1,948,000)

Historical Semler Scientific, Inc. Statement of Operations Line Item	Strive, Inc. Line Item	Historical Semler Scientific, Inc.	Reclassifications	Historical Semler Scientific, Inc. Reclassified
For the year ended December 31, 2024:
Sales and marketing	Marketing and advertising	13,078,000	(13,078,000)	—
Marketing and advertising	Marketing and advertising	—	13,078,000	13,078,000
Interest (expense) income, net	Interest and dividend income (expense), net	1,877,000	(1,877,000)	—
Interest and dividend income (expense), net	Interest and dividend income (expense), net	—	1,877,000	1,877,000

c.	The total pro forma adjustment to total Strive, Inc. and Subsidiaries stockholders’ equity is summarized below:

Elimination of historical equity balance of Semler Scientific, Inc.	$(383,409,000)
Estimated purchase price consideration	1,441,536,300
Non-recurring acquisition-related expenses (refer to note (d) below)	(10,435,000)
Pro forma adjustment to total Strive, Inc. and Subsidiaries stockholders’ equity	$1,047,692,300

d.	Reflects the adjustment of $10,435,000 for an accrual for non-recurring expenses related to the Semler Merger incurred or expected to be incurred that are not reflected in the historical financial statements for either the six months ended June 30, 2025 or the year ended December 31, 2024. The adjustment has been recorded as a liability within Accounts payable and other liabilities with a corresponding reduction to equity on the unaudited pro forma combined consolidated statements of financial condition. The amount has also been reflected as a non-recurring expense classified within General and administrative expense in the unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2024.

e.	Represents the preliminary estimate of goodwill based on the preliminary purchase price allocation.

f.	For purposes of the unaudited pro forma combined consolidated financial information, the pro forma earnings (loss) per common share figures have been calculated using the pro forma weighted average number of Class A common stock and Class B common stock which would have been outstanding for the six months ended June 30, 2025 and the year ended December 31, 2024 assuming the completion of the Semler Merger on January 1, 2024.